Exhibit 16.1

[PricewaterhouseCoopers Logo]

                                                PricewaterhouseCoopers LLP
                                                3600 HSBC Center
                                                Buffalo, NY 14203-2879
                                                Telephone (716)856-4650
                                                Facsimile (716)856-1208

September 19, 2005


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Commissioners:

We have read the statements made by Servotronics, Inc. (copy attached), which we understand were filed with the U.S. Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Servotronics's Form 8-K report dated September 7, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers, LLP